CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                          VIBRANT HEALTH INTERNATIONAL

                                      INTO

                              OPTIGENEX MERGER INC.
            --------------------------------------------------------

                  Adopted in accordance with the provisions of
               Section 253 of the Delaware General Corporation Law
            --------------------------------------------------------

      Vibrant Health International, a Nevada corporation, desiring to merge with and into Optigenex Merger Inc., a Delaware corporation, pursuant to the provisions of Section 253 of the Delaware General Corporation Law, hereby certifies as follows:

      1. Vibrant Health International is a corporation formed under the laws of the State of Nevada (the "Corporation").

      2. The Corporation is the owner of all of the outstanding shares of each class of stock of Optigenex Merger Inc., a corporation formed under the laws of the State of Delaware (the "Subsidiary").

      3. On July 30, 2004, the Board of Directors of the Corporation adopted the following resolutions to merge the Corporation into the Subsidiary:


      "WHEREAS, the Corporation owns 100% of the issued and outstanding common stock of Optigenex Merger Inc., a Delaware corporation (the "Subsidiary"); and

      WHEREAS, it is in the best interests of the Corporation to merge with and into the Subsidiary in order that all of the estate, property, rights, privileges and franchises of the Corporation shall vest in and be possessed by the Subsidiary;

      NOW, THEREFORE, be it:

      RESOLVED, that the Board of Directors of the Corporation hereby approves the merger of the Corporation with and into the Subsidiary (the "Merger") and upon the effective date of the Merger the Corporation shall cease to exist and shall no longer exercise its powers, privileges and franchises subject to the laws of the State of Nevada and the Subsidiary shall succeed to the property and assets of and exercise all the powers, privileges and franchises of the Corporation and shall assume and be liable for all of the debts and liabilities, if any, of the Corporation; and further

      RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, (i) each share of the Corporation's Common Stock shall cease to exist and shall be changed and converted into one fully paid and non-assessable share of the Subsidiary's Common Stock, and (ii) each share of the Subsidiary's Common Stock issued and outstanding in the name of the Corporation immediately prior to the Merger shall be canceled and retired and resume the status of authorized and unissued shares of the Subsidiary's Common Stock, and no shares of the Subsidiary's Common Stock or other securities of the Subsidiary shall be issued in respect thereof; and further

      RESOLVED, that the Bylaws of the Subsidiary shall remain the Bylaws of the Subsidiary upon the effective date of the Merger; and further

      RESOLVED, that the Certificate of Incorporation of the Subsidiary shall be amended to change the name of the Subsidiary to Optigenex Inc. upon the effective date of the Merger; and further

      RESOLVED, that the President of the Corporation, or such other officer of the Corporation designated by the President, is hereby authorized to execute, in the name of the Corporation, (i) a Certificate of Ownership an Merger, and to file such Certificate in the Office of the Secretary of State of the State of Delaware, and (ii) Articles of Merger and to file such Articles in the Office of the Secretary of State of the State of Nevada, and to do all the other acts and things that may be necessary to carry out and effectuate the purpose of these resolutions."

      IN  WITNESS  WHEREOF,   VIBRANT  HEALTH   INTERNATIONAL  has  caused  this
Certificate to be executed by its duly authorized officer thereunto duly authorized this 30th day of July, 2004.

                                                   VIBRANT HEALTH INTERNATIONAL
                                                   (a Nevada corporation)


                                                   By: /s/ Richard S. Serbin
                                                      -----------------------
                                                       Name: Richard S. Serbin
                                                       Title:   President